Exhibit 99.1

TELETECH ANNOUNCES THIRD QUARTER 2017 FINANCIAL RESULTS

Raises Outlook for Full Year 2017 Revenue and Operating Income

Acquires Digital Customer Experience Company, Motif, Inc.

Substantially Completes Connextions Integration

Signed $114 Million in New Business

Revenue of $359 Million ($356 Million Non-GAAP AHFS/WD);

Operating Income of $15.8 Million, or 4.4 Percent of Revenue

($22.8 Million, or 6.4 Percent Non-GAAP AHFS/WD);

Fully Diluted EPS of 32 Cents (38 Cents Non-GAAP)

DENVER, Colo., November 8, 2017 —  TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of customer experience, engagement, and growth solutions delivered through its proprietary end-to-end Humanify™ Customer Engagement as a Service offering, today announced financial results for the third quarter ended September 30, 2017.

“We are pleased to report another productive quarter with strong bookings, revenue, and operating income in line with our expectations,” commented Ken Tuchman, chairman and chief executive officer of TeleTech. “Highlights include this month’s completion of the strategic acquisition of trust and safety, community moderation company, Motif, Inc., and record third quarter bookings in our Customer Technology Services segment, including significant demand for cloud-based solutions. In addition, we completed the majority of the Connextions integration and made the necessary investments to prepare for a strong seasonal fourth quarter. Excluding the financial impact of the seasonal ramp initiatives, our third quarter operating income continued to expand and set the stage for a record high fourth quarter and our improved full year outlook.”

Tuchman continued, “Through our digitally-enabled Humanify™ Customer Engagement as a Service offering, we are helping clients design and deliver captivating customer experiences at scale within or across any channel at the highest total value delivered. As services become an increasingly important differentiator for customers, our ability to weave strategy, insights, technology and operations together to deliver seamless, frictionless and personalized experiences continues to drive our growth and unique position in the market.”

Investor Contact	Media Contact
Paul Miller	Olivia Griner
303.397.8641	303.397.8999

THIRD QUARTER 2017 FINANCIAL HIGHLIGHTS

GAAP - In accordance with Generally Accepted Accounting Principles.

Non-GAAP AHFS/WD (Excluding Assets Held for Sale and Wind-down) - As discussed below and shown in the attached reconciliation table, the definition of Non-GAAP AHFS/WD excludes from revenue and operating income i) assets held for sale and wind-down, and ii) impairment, restructuring and integration charges.

Revenue

•                Third quarter 2017 GAAP revenue increased 14.8 percent to $359 million compared to $312.8 million in the prior year period. Inorganic revenue growth was 13.9 percent.

•                Non-GAAP AHFS/WD revenue increased 16.9 percent to $356 million over the prior year period. Inorganic revenue growth was 14.3 percent.

Income from Operations

•                Third quarter 2017 GAAP income from operations was $15.8 million, or 4.4 percent of revenue, compared to $12.5 million, or 4.0 percent of revenue in the third quarter 2016.

•                Non-GAAP AHFS/WD income from operations was $22.8 million or 6.4 percent of adjusted revenue versus $22.7 million or 7.5 percent in the prior year.

Earnings Per Share

•                Third quarter 2017 GAAP fully diluted earnings per share attributable to TeleTech shareholders was 32 cents compared to 24 cents in the same period last year.

•                Non-GAAP fully diluted earnings per share attributable to TeleTech shareholders was 38 cents versus 39 cents in the prior year.

Bookings

•                During the third quarter 2017, TeleTech signed an estimated $114 million in annualized contract value revenue from new and existing client relationships. The third quarter bookings mix was diversified across all verticals with 91 percent from existing clients and 17 percent from outside of the United States.

STRONG BALANCE SHEET CONTINUES TO FUND OPERATIONS, DIVIDENDS, AND INVESTMENTS

•                As of September 30, 2017, TeleTech had cash and cash equivalents of $79 million and $271 million of total debt, resulting in a net debt position of $192 million.

•                As of September 30, 2017, TeleTech had approximately $390 million of additional borrowing capacity available under its revolving credit facility.

•                Cash flow from operations in the third quarter 2017 was $24.2 million compared to $55.8 million in the third quarter 2016.

•                Capital expenditures in the third quarter 2017 were $14.3 million compared to $11.1 million in the third quarter 2016.

•                Declared a 25-cent dividend per share, or $11.5 million, on September 21, 2017, which was paid on October 17, 2017 to shareholders of record on October 5, 2017. The dividend represented a 25 percent increase over the distribution paid in October 2016.

SEGMENT REPORTING & COMMENTARY

TeleTech reports financial results for the following four business segments: Customer Management Services (CMS), Customer Growth Services (CGS), Customer Technology Services (CTS) and Customer Strategy Services (CSS).  Financial highlights for the segments are provided below.

Customer Management Services (CMS) — Customer Experience Delivery Solutions

•                CMS third quarter 2017 revenue increased 24.0 percent to $277.4 million compared to $223.7 million in the year ago quarter. Inorganic revenue growth was 19.5 percent. Income from operations was $9.1 million or 3.3 percent of revenue compared to $12.3 million or 5.5 percent of revenue in the prior year.

•                Non-GAAP income from operations was $15.1 million or 5.4 percent of revenue. This compares to $15.8 million or 7.1 percent of revenue in the prior year.

Customer Growth Services (CGS) — Digitally-Enabled Revenue Growth Solutions

•                CGS third quarter 2017 revenue declined 12.7 percent to $30.8 million compared to $35.3 million in the year ago quarter. Income from operations was $1.6 million or 5.1 percent of revenue compared to $0.2 million or 0.5 percent of revenue in the prior year.

•                Non-GAAP AHFS/WD revenue declined 12.4 percent over the year ago period and income from operations was $1.7 million or 5.9 percent of adjusted revenue. This compares to $0.8 million or 2.5 percent of adjusted revenue in the prior year.

Customer Technology Services (CTS) — Hosted and Managed Technology Solutions

•                CTS third quarter 2017 revenue declined 5.5 percent to $34.6 million compared to $36.6 million in the year ago quarter. Income from operations was $4.2 million or 12.0 percent of revenue compared to $3.8 million or 10.3 percent of revenue in the prior year.

•                Non-GAAP AHFS/WD revenue increased 10.7 percent over the year ago period and income from operations was $4.2 million or 12.1 percent of adjusted revenue. This compares to $4.4 million or 14.1 percent of adjusted revenue in the prior year.

Customer Strategy Services (CSS) — Customer Experience Strategy and Data Analytics Solutions

•                CSS third quarter 2017 revenue declined 5.7 percent to $16.3 million from $17.3 million in the year ago quarter. Income from operations was $0.9 million or 5.8 percent of revenue compared to an operating loss of $3.7 million or negative 21.3 percent of revenue in the prior year.

•                Non-GAAP AHFS/WD revenue declined 8.1 percent over the year ago period and income from operations was $1.8 million or 12.4 percent of adjusted revenue. This compares to operating income of $1.7 million or 10.6 percent of revenue in the prior year.

BUSINESS OUTLOOK

“We delivered on many fronts in the third quarter,” commented Regina Paolillo, chief financial and administrative officer of TeleTech. “Our commitment to narrow our focus and improve our profitability is transforming our financial performance. In the third quarter, our bookings and revenue volumes increased as did our operating margin after excluding the ramp costs associated with increased fourth quarter seasonal volumes. Based on the additional seasonal volume, we now expect our full year 2017 revenue to grow approximately 15.1 percent and our operating income to grow 26.5 percent.  Additionally, we expect the acquisitions we have completed and the organic investments we have made to provide us the client base, solution portfolio, channels and geographic footprint to continue this top line growth and profitability into 2018.”

Increased full year 2017 estimated revenue and operating income guidance for TeleTech which excludes i) assets held for sale and wind-down, and ii) impairment, restructuring and integration charges as follows:

Revenue - Revenue between $1.425 and $1.435 billion, up from $1.400 and $1.410 billion.

Operating Income Margin - Operating income margin remains unchanged in the range of 8.3 and 8.5 percent.

Capital Expenditures - Capital expenditures of 4.4 percent of revenue, down from 4.6 percent.

ABOUT TELETECH

TeleTech (NASDAQ: TTEC) is a leading global provider of customer experience, engagement and growth solutions delivered through its proprietary end-to-end Humanify™ Customer Engagement as a Service offering. Founded in 1982, the Company helps its clients acquire, retain, and grow profitable customer relationships. Using customer-centric strategy, technology, processes and operations, TeleTech partners with business leadership across marketing, sales and customer care to design and deliver a simple, more human customer experience across every interaction channel. TeleTech’s 49,500 employees live by a set of customer-focused values that guide relationships with clients, their customers, and each other. To learn more about how TeleTech is bringing humanity to the customer experience, visit TeleTech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. We use words such as

“may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from what is expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined but are not limited to factors discussed in the sections entitled “Risk Factors” included in TeleTech’s filings with the US Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent quarterly financial reports on Form 10-Q. TeleTech’s filings with the SEC are available in the “Investors” section of TeleTech’s website, www.teletech.com and at the SEC’s public website at www.sec.gov. Our forward-looking statements speak only as of the date of the press release and we undertake no obligation to update them, except as may be required by applicable laws.

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TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenue	$359,036	$312,796	$1,050,742	$930,311

Operating Expenses:
Cost of services	275,548	233,541	797,450	691,649
Selling, general and administrative	45,167	40,628	132,372	130,902
Depreciation and amortization	16,515	16,811	47,273	51,761
Restructuring and integration charges, net	6,006	3,688	9,768	3,890
Impairment losses	—	5,602	—	5,602
Total operating expenses	343,236	300,270	986,863	883,804

Income From Operations	15,800	12,526	63,879	46,507

Other income (expense)	1,846	(690)	(3,284)	(2,744)

Income Before Income Taxes	17,646	11,836	60,595	43,763

(Provision) Benefit for income taxes	(2,071)	813	(9,059)	(6,667)

Net Income	15,575	12,649	51,536	37,096

Net income attributable to noncontrolling interest	(806)	(1,198)	(2,828)	(2,804)

Net Income Attributable to TeleTech Stockholders	$14,769	$11,451	$48,708	$34,292

Net Income Per Share Attributable to TeleTech Stockholders

Basic	$0.32	$0.24	$1.06	$0.72

Diluted	$0.32	$0.24	$1.05	$0.71

Income From Operations Margin	4.4%	4.0%	6.1%	5.0%
Net Income Attributable to TeleTech Stockholders Margin	4.1%	3.7%	4.6%	3.7%
Effective Tax Rate	11.7%	(6.9)%	15.0%	15.2%

Weighted Average Shares Outstanding
Basic	45,838	47,081	45,816	47,771
Diluted	46,367	47,315	46,348	48,089

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenue:
Customer Management Services	$277,373	$223,664	$798,508	$664,392
Customer Growth Services	30,829	35,301	96,890	105,713
Customer Technology Services	34,563	36,580	105,054	109,198
Customer Strategy Services	16,271	17,251	50,290	51,008
Total	$359,036	$312,796	$1,050,742	$930,311

Income From Operations:
Customer Management Services	$9,133	$12,255	$43,804	$36,189
Customer Growth Services	1,564	161	6,295	4,138
Customer Technology Services	4,158	3,776	11,034	9,932
Customer Strategy Services	945	(3,666)	2,746	(3,752)
Total	$15,800	$12,526	$63,879	$46,507

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	December 31,
	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$78,842	$55,264
Accounts receivable, net	304,493	300,808
Other current assets	75,594	66,940
Assets held for sale	9,279	10,715
Total current assets	468,208	433,727

Property and equipment, net	162,361	151,037
Other assets	318,949	261,540

Total assets	$949,518	$846,304

LIABILITIES AND EQUITY
Total current liabilities	$217,487	$178,672
Liabilities held for sale	2,491	1,357
Other long-term liabilities	329,746	304,380
Total equity	399,794	361,895

Total liabilities and equity	$949,518	$846,304

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenue	$359,036	$312,796	$1,050,742	$930,311

Reconciliation of EBIT & EBITDA:

Net Income Attributable to TeleTech stockholders	$14,769	$11,451	$48,708	$34,292
Interest income	(899)	(397)	(2,020)	(826)
Interest expense	3,469	2,041	8,699	5,758
Provision (benefit) for income taxes	2,071	(813)	9,059	6,667
EBIT	$19,410	$12,282	$64,446	$45,891

Depreciation and amortization	16,515	16,811	47,273	51,761

EBITDA	$35,925	$29,093	$111,719	$97,652

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$15,575	$12,649	$51,536	$37,096
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,515	16,811	47,273	51,761
Other	(7,902)	26,333	50,834	21,981
Net cash provided by operating activities	24,188	55,793	149,643	110,838

Less - Total Capital Expenditures	14,343	11,120	43,932	38,863

Free Cash Flow	$9,845	$44,673	$105,711	$71,975

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$15,800	$12,526	$63,879	$46,507
Restructuring and integration charges, net	6,006	3,688	9,768	3,890
Impairment losses	—	5,602	—	5,602

Non-GAAP Income from Operations	$21,806	$21,816	$73,647	$55,999

Non-GAAP Income from Operations Margin	6.1%	7.0%	7.0%	6.0%

Reconciliation of Non-GAAP EPS:

Net Income Attributable to TeleTech stockholders	$14,769	$11,451	$48,708	$34,292
Add: Asset impairment, restructuring and integration charges, net of related taxes	3,620	7,563	5,903	7,711
Add: Estimated loss on assets held for sale, net of related taxes	—	4,208	1,907	4,208
Add: Changes in acquisition contingent consideration, net of related taxes	—	(4,435)	—	(4,435)
Less: Estimated gain on sale of business unit	(85)	—	(103)	—
Add: Changes in valuation allowance and returns to provision adjustments	(801)	(530)	(2,200)	1,903

Non-GAAP Net Income Attributable to TeleTech stockholders	$17,503	$18,257	$54,215	$43,679

Diluted shares outstanding	46,367	47,315	46,348	48,089

Non-GAAP EPS Attributable to TeleTech stockholders	$0.38	$0.39	$1.17	$0.91

Reconciliation of Non-GAAP EBITDA:

Net Income Attributable to TeleTech stockholders	$14,769	$11,451	$48,708	$34,292
Interest income	(899)	(397)	(2,020)	(826)
Interest expense	3,469	2,041	8,699	5,758
Provision (benefit) for income taxes	2,071	(813)	9,059	6,667
Depreciation and amortization	16,515	16,811	47,273	51,761
Asset impairment, restructuring and integration charges	6,006	9,290	9,768	9,492
Gain on dissolution of a foreign subsidiary	(3,160)	—	(3,160)	—
Gain on sale of business unit	(141)	—	(171)	—
Changes in acquisition contingent consideration	—	(4,567)	—	(4,567)
Estimated loss of assets held for sale	—	5,300	3,178	5,300
Equity-based compensation expenses	3,522	2,694	8,358	7,278

Non-GAAP EBITDA	$42,152	$41,810	$129,692	$115,155

TELETECH HOLDINGS, INC.

Non-GAAP AHFS/WD Reconciliation (Excluding Assets Held For Sale and Wind-down) & Year-over-Year (YoY) Growth Rate Comparison

U.S. Dollars in Thousands

THIRD QUARTER

(three months end, September 30, 2017)

Revenue

		GAAP Revenue	Non-GAAP Revenue Contribution from AHFS/WD	Non-GAAP Revenue (excluding AHFS/WD)
CMS		$277,373	$—	$277,373
	YoY Growth Rate:	24.0%		24.0%

CGS		$30,829	$1,236	$29,593
	YoY Growth Rate:	-12.7%		-12.4%
CTS		$34,563	$—	$34,563
	YoY Growth Rate:	-5.5%		10.7%
CSS		$16,271	$1,830	$14,441
	YoY Growth Rate:	-5.7%		-8.1%

Company (Consolidated)		$359,036	$3,066	$355,970
	YoY Growth Rate:	14.8%		16.9%

Operating Income

		GAAP Operating Income	Non-GAAP Operating Income Adjustments	Non-GAAP Operating Income	Non-GAAP Operating Income Contribution from AHFS/WD	Non-GAAP Operating Income (excluding AHFS/WD)
CMS		$9,133	$5,972	$15,105	$—	$15,105
	Operating Margin:	3.3%		5.4%		5.4%

CGS		$1,564	$—	$1,564	$(181)	$1,745
	Operating Margin:	5.1%		5.1%		5.9%
CTS		$4,158	$—	$4,158	$(34)	$4,192
	Operating Margin:	12.0%		12.0%		12.1%
CSS		$945	$34	$979	$(807)	$1,786
	Operating Margin:	5.8%		6.0%		12.4%

Company		$15,800	$6,006	$21,806	$(1,022)	$22,828
	Operating Margin:	4.4%		6.1%		6.4%

Segments Defined:	CMS (Customer Management Services), CGS (Customer Growth Services), CTS (Customer Technology Services), CSS (Customer Strategy Services)

Non-GAAP AHFS/WD Defined:	Excludes from revenue and operating income i) assets held for sale and wind-down, and ii) restructuring charges.

TELETECH HOLDINGS, INC.

Non-GAAP AHFS/WD Reconciliation (Excluding Assets Held For Sale and Wind-down) & Year-over-Year (YoY) Growth Rate Comparison

U.S. Dollars in Thousands

THIRD QUARTER

(nine months end, September 30, 2017)

Revenue

		GAAP Revenue	Non-GAAP Revenue Contribution from AHFS/WD	Non-GAAP Revenue (excluding AHFS/WD)
CMS		$798,508	$—	$798,508
	YoY Growth Rate:	20.2%		20.2%

CGS		$96,890	$3,515	$93,375
	YoY Growth Rate:	-8.3%		-7.8%
CTS		$105,054	$6,780	$98,274
	YoY Growth Rate:	-3.8%		4.6%
CSS		$50,290	$6,317	$43,973
	YoY Growth Rate:	-1.4%		-2.6%

Company (Consolidated)		$1,050,742	$16,612	$1,034,130
	YoY Growth Rate:	12.9%		14.3%

Operating Income

		GAAP Operating Income	Non-GAAP Operating Income Adjustments	Non-GAAP Operating Income	Non-GAAP Operating Income Contribution from AHFS/WD	Non-GAAP Operating Income (excluding AHFS/WD)
CMS		$43,804	$9,557	$53,361	$—	$53,361
	Operating Margin:	5.5%		6.7%		6.7%

CGS		$6,295	$—	$6,295	$(442)	$6,737
	Operating Margin:	6.5%		6.5%		7.2%
CTS		$11,034	$177	$11,211	$528	$10,683
	Operating Margin:	10.5%		10.7%		10.9%
CSS		$2,746	$34	$2,780	$(1,460)	$4,240
	Operating Margin:	5.5%		5.5%		9.6%

Company		$63,879	$9,768	$73,647	$(1,374)	$75,021
	Operating Margin:	6.1%		7.0%		7.3%

Segments Defined:	CMS (Customer Management Services), CGS (Customer Growth Services), CTS (Customer Technology Services), CSS (Customer Strategy Services)

Non-GAAP AHFS/WD Defined:	Excludes from revenue and operating income i) assets held for sale and wind-down, and ii) restructuring charges.